[SINGING MACHINE LOGO OMITTED]

INVESTOR CONTACT:                    COMPANY CONTACT:
Neil Berkman                         Y.P. Chan
Berkman Associates                   Interim Chief Executive Officer
(310) 277 - 5162                     (954) 596 - 1000
info@BerkmanAssociates.com           www.SingingMachine.com




                             FOR IMMEDIATE RELEASE



                           THE SINGING MACHINE COMPANY
                  REPORTS THIRD QUARTER AND NINE MONTH RESULTS


     COCONUT CREEK, FL, February 13, 2004 THE SINGING MACHINE COMPANY (AMEX:
SMD) announced today that revenue for the third quarter of fiscal 2004 ended December 31, 2003 declined as anticipated to $28,689,623 from $45,659,446 for the third quarter of fiscal 2003. The net loss for this year's third quarter was $10,450,601, or $1.20 per share, which included non-cash inventory and other write-downs of $6.2 million. This compares to net income for last year's third quarter of $3,320,527, or $0.37 per diluted share.

     For the nine months ended December 31, 2003, revenue declined to $68,053,739 from $81,915,443 for the same period last year. The net loss for the first nine months of fiscal 2004 was $13,424,622, or $1.58 per share. This compares to net income of $5,957,136, or $0.67 per diluted share, for the first nine months of fiscal 2003.

OPERATIONS REVIEW

     Interim Chief Executive Officer Y.P. Chan said, "Fiscal 2004 has been a difficult year for The Singing Machine. We are focusing on moving the remaining inventory to our existing customers and other channels and launching our new products."

     Chan continued, "We are working hard to reduce costs. We recently renegotiated our licensing agreement with one of our partners to reduce the guaranteed portion of the licensing fee, and have subleased some of our excess warehouse space. In addition, we have cut our work force and reduced salaries to better align our cost structure with our new business model.

     "We cannot rebuild this company by cost cutting alone, and we are taking actions to set the stage for recovery. Our international sales increased from $14.4 million for the first nine months of fiscal 2003 to $28.9 million for the first nine months ended December 31, 2003. We will continue to try to expand our international business by looking into other countries to increase our international sales.

     "We introduced an entirely new product line at the Consumer Electronic Show in Las Vegas in January, and have applied for both utility and design patents to protect our intellectual property rights in these new products.


                                     (more)

THE SINGING MACHINE COMPANY REPORTS THIRD QUARTER AND NINE MONTH RESULTS February 13, 2004
Page Two





     "On the music software side of our business, we entered a distribution agreement with Warner Bros. Publications under which Warner Bros. Publications will distribute Singing Machine karaoke music through a variety of channels, including its direct sales force, the Warner Elektra Atlantic (WEA) sales force, on the internet and related channels.

CONFERENCE CALL

     Singing Machine has scheduled a conference call today at 11:00 a.m. ET. A simultaneous webcast may be accessed at www.fulldisclosure.com/company.asp?client=cb&ticker=smd. A replay will be available at this same Internet address after 1:00 p.m. ET. For a telephone replay, dial (800) 633-8284, reservation #21184540 after 1:00 p.m. ET.

ABOUT THE SINGING MACHINE

     Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM, MotownTM and Care BearsTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about projected revenues, net income and net income per share.. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risk that (1)the Company will not be able to implement our business strategy, which includes but is not limited to cutting costs, moving our remaining inventory to our existing customers and other channels of distribution and increasing sales,
(2) the Company will not have sufficient funding to meet our working capital requirements; (2) demand for the Company's products will not meet our expectations; (3) the impact of competitive products and pricing conditions in the karaoke industry and (4) general economic conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including but not limited to the Company's Amended Annual Report on Form 10-KSB for the year ended March 31, 2003. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                               (tables attached)

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (unaudited)


                                                       Three Months Ended                  Nine Months Ended
                                                          December 31,                        December 31,
                                                 ------------------------------      ------------------------------
                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------
                                                                  (as restated)                        (as restated)

NET SALES                                        $ 28,689,623      $ 45,659,446      $ 68,053,739      $ 81,915,443

COST OF SALES
  Cost of goods sold                               30,782,268        36,628,126        64,948,809        64,155,095
  Impairment of tooling                               508,480              --             508,480              --
                                                 ------------      ------------      ------------      ------------
GROSS PROFIT                                       (2,601,125)        9,031,320         2,596,449        17,760,348

OPERATING EXPENSES:
  Compensation                                      1,097,327         1,257,519         3,552,718         2,827,823
  Freight & handling                                  523,177           944,169         1,153,353         1,605,445
  Selling, general & administrative expenses        3,410,116         1,748,400         8,908,899         4,675,279
                                                 ------------      ------------      ------------      ------------

TOTAL OPERATING EXPENSES                            5,030,620         3,950,088        13,614,971         9,108,547
                                                 ------------      ------------      ------------      ------------
(LOSS) EARNINGS FROM OPERATIONS                    (7,631,744)        5,081,232       (11,018,521)        8,651,801

OTHER INCOME (EXPENSES):
  Other income                                         32,098            38,628           (50,882)          196,648
  Interest expense                                   (687,178)         (117,704)       (1,194,541)         (228,597)
  Interest income                                        --                --                --              11,943
                                                 ------------      ------------      ------------      ------------

NET OTHER (EXPENSES) INCOME                          (655,079)          (79,076)       (1,245,422)          (20,006)

NET (LOSS) EARNINGS BEFORE INCOME TAX              (8,286,825)        5,002,156       (12,263,944)        8,631,795

INCOME TAX EXPENSE                                  2,163,776         1,681,629         1,160,678         2,674,659
                                                 ------------      ------------      ------------      ------------
NET (LOSS) EARNINGS                              $(10,450,601)     $  3,320,527      $(13,424,622)     $  5,957,136
                                                 ============      ============      ============      ============

(LOSS) EARNINGS PER SHARE:
      Basic                                      $      (1.20)     $       0.41      $      (1.58)     $       0.74
      Diluted                                    $      (1.20)     $       0.37      $      (1.58)     $       0.67

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT  SHARES OUTSTANDING:
      Basic                                         8,729,818         8,123,548         8,503,065         8,101,441
      Diluted                                       8,729,818         8,944,027         8,503,065         8,947,897


                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                 December 31,        March 31,
                                                                     2003              2003
                                                                 ------------      ------------
                                                                 (unaudited)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                     $    235,958      $    268,265
   Restricted Cash                                                    866,413           838,411
   Accounts Receivable, net                                        14,729,176         5,762,944
   Due from manufacturer                                            1,112,200         1,091,871
   Inventories, net                                                 8,029,371        25,194,346
   Prepaid expense and other current assets                         2,294,377         1,483,602
   Deferred tax asset                                                    --           1,925,612
                                                                 ------------      ------------
          TOTAL CURRENT ASSETS                                     27,267,495        36,565,051

PROPERTY AND EQUIPMENT, NET                                         1,365,687         2,026,252
OTHER NON-CURRENT ASSETS                                              970,464           343,991
                                                                 ------------      ------------

          TOTAL ASSETS                                           $ 29,603,646      $ 38,935,294
                                                                 ============      ============


                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Bank overdraft                                                      85,236           316,646
   Accounts payable                                              $  5,331,470      $  8,486,009
   Accrued expenses                                                 2,587,579         1,443,406
   Subordinated debt-related parties                                1,000,000           400,000
   Revolving credit facility                                        7,115,114         6,782,824
   Income taxes payable                                             2,872,509         3,821,045
                                                                 ------------      ------------
          TOTAL CURRENT LIABILITIES                                18,911,908        21,249,930
                                                                 ------------      ------------
LONG TERM LIABILITIES
   Convertible debentures, net of discount                            954,210              --
                                                                 ------------      ------------
          TOTAL LIABILITIES                                        19,946,118        21,249,930

SHAREHOLDERS' EQUITY
Preferred stock, $1.00 par value; 1,000,000 shares
   authorized, no shares issued and outstanding                          --                --
Common stock, Class A, $.01 par value; 100,000
   shares authorized; no shares issued and outstanding                   --                --
Common stock, $0.01 par value; 18,900,000 shares authorized;
   8,752,320 and 8,171,678 shares issued and outstanding               87,523            81,717
Additional paid-in capital                                         10,234,410         4,843,430
Retained earnings                                                    (664,405)       12,760,217
                                                                 ------------      ------------
          TOTAL SHAREHOLDERS' EQUITY                                9,657,528        17,685,364
                                                                 ------------      ------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 29,603,646      $ 38,935,294
                                                                 ============      ============


